               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

M-Systems, Inc.
Newark, California

     We hereby consent to the incorporation by reference in the previously filed
Registration Statements on Form S-8 (File No. 333-54356) and Form F-3/Amendment
No. 3 (File No. 333-109338) of M-Systems Flash Disk Pioneers Ltd. (the
"Company") of our report dated January 8, 2003, relating to the financial statements of M-Systems, Inc. (a wholly owned subsidiary of the Company)
appearing as an exhibit in the Company's Report on Form 6-K.

BDO Seidman, LLP

San Jose, California
February 1, 2004